EXHIBIT 5.1

[LETTERHEAD]

November 20, 2014

Board of Directors
RenovaCare, Inc.
430 Park Avenue
Suite 702
New York, NY 10022

Re:        Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to RenovaCare, Inc., a Nevada corporation (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholder named therein (collectively, the “Selling Stockholders”) of up to 10,740,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which consists of:

1)

3,500,000 shares of Common Stock (the “Shares”) that were purchased by a Selling Stockholder in a transaction with the Company pursuant to exemptions from the registration requirements of the Securities Act; and

2)	7,240,000shares of Common Stock issuable upon exercise of the following warrants (the “Warrant Shares”):

a.	240,000 shares of Common Stock that have vested and are issuable upon exercise of a Series A Stock Purchase Warrant;

b.	3,500,000 shares of Common Stock issuable upon exercise of a Series B Stock Purchase Warrant; and

c.	3,500,000 shares of Common Stock issuable upon exercise of a Series C Stock Purchase Warrant (collectively, the “Warrants”) held by the Selling Stockholders.

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

For the purposes of rendering this opinion, we have examined originals or certified photostatic copies of such corporate records, agreements, instruments and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

1

As to questions of fact relevant to the opinions expressed herein, we have relied without investigation upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

(i)	the Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(ii)	the Warrants have been duly authorized for issuance and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii)

the Warrant Shares have been duly authorized and upon receipt of the warrant exercise price in accordance with the terms of the Warrants, and when certificates for the same have been duly executed, countersigned and delivered, or other proper evidence of ownership issued, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinions expressed herein are limited exclusively to (i) the Nevada Revised Statutes (the “NRS”), applicable provisions of the Nevada Constitution and judicial decisions interpreting the NRS and such provisions of the Nevada Constitution and (ii) as to the enforceability of the Warrants against the Company, the laws of the State of New York, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction. We assume no obligation to supplement this opinion if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings “Legal Matters” in the prospectus that forms a part of the Registration Statement and “Legal Matters” in any prospectus supplement that will form a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose. This opinion supersedes and replaces all prior opinions regarding the subject matter hereof.

Very truly yours,

/s/ Sierchio & Company, LLP